UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2007
HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Address of principal executive offices: 637 Davis Drive, Morrisville, NC 27560
Registrant’s telephone number, including area code: (919) 767- 3250
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A amends the Current Report on Form 8-K of Harris Stratex Networks, Inc. filed with the Securities and Exchange Commission on August 20, 2007 (the “Original 8-K”). This amendment is being filed to amend and restate the disclosures previously reported under Items 1.01 and 7.01 to: (i) correct the description of the payout under the 2008 Annual Incentive Plan and report the terms and conditions of such plan under Item 5.02 (e) instead of under Item 1.01; and (ii) correct the time of the 2007 Annual Meeting of Stockholders of Harris Stratex Networks, Inc. No other changes are being made to the Original 8-K.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e)     Adoption of Compensatory Plan. On August 14, 2007, the Board of Directors of Harris Stratex Networks, Inc. (the “Company”) approved the terms of its 2008 Annual Incentive Plan (the “Plan”).
     Under the Plan, if revenue and non-GAAP operating income targets weighted 60% and 40% respectively are missed, achieved, or exceeded, the amounts payable to the named executive officers of the Company, are set forth below:

Named Executive Officer	Minimum	Payment if	Maximum
	Payment	100% of	Payment if
		Targets are Met	Targets are
			Exceeded
Guy M. Campbell, Chief Executive Officer	$0	$500,000	$1,000,000
Sarah A. Dudash, Chief Financial Officer	$0	$132,000	$264,000
John W. Koenig, Vice President Product Line Management	$0	$105,750	$211,500
Paul A. Kennard, Chief Technology Officer	$0	$188,400	$376,800
Steve J. Gilmore, Vice President Human Resources	$0	$84,600	$169,200

Item 7.01. Regulation FD Disclosure.
The 2007 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) will be held on November 14, 2007 at the Company’s offices located at 120 Rose Orchard Way, San Jose, California commencing at 12:30 p.m., local time. Stockholders of record as of September 21, 2007 shall be entitled to vote at such Annual Meeting.
The information in this Item 7.01 is intended to be furnished pursuant to Regulation FD (17 CFR 243.100-243.103) and shall not be deemed to be filed for purposes of the Securities Exchange Act of 1934.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS STRATEX NETWORKS, INC.
By:	/s/ Juan Otero
	Name:	Juan Otero
	Title:	General Counsel and Secretary

Date: August 24, 2007